SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2004

HOST MARRIOTT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14625	53-0085950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500 Bethesda, Maryland	20817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 744-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Host Marriott Corporation (“Host Marriott”) announced today that Host Marriott, L.P. (“Host LP”), for whom Host Marriott acts as sole general partner, has entered into an amended and restated credit facility. The terms “we” or “our” refer to Host Marriott and Host LP together, unless the context indicates otherwise.

See discussion of the amended and restated bank credit facility set forth below in Item 2.03 which is incorporated herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

General

On September 10, 2004, we entered into an amended and restated credit facility with Deutsche Bank Trust Company Americas, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Citicorp North America Inc., Société Générale and Calyon New York Branch, as Co-Documentation Agents and certain other lenders. The amended and restated credit facility replaces our prior credit facility and provides aggregate revolving loan commitments in the amount of $575 million. The amended and restated credit facility also includes subcommitments for the issuance of letters of credit in an aggregate amount of $10 million and loans to certain of our Canadian subsidiaries in Canadian Dollars in an aggregate amount of $150 million. The amended and restated credit facility has an initial scheduled maturity in September 2008. We have an option to extend the maturity for an additional year if certain conditions are met at the time of the initial scheduled maturity. We also have the option to increase the amount of the facility by up to $100 million to the extent that any one or more lenders, whether or not currently party to the credit facility, commits to be a lender for such amount.

As with the prior facility, the debt under the amended and restated credit facility is guaranteed by certain of our existing subsidiaries and is currently secured by pledges of equity interests in many of our subsidiaries. The guarantees and pledges ratably benefit our credit facility as well as the notes outstanding under our senior notes indenture, certain other senior debt, and interest rate swap agreements and other hedging agreements with lenders that are parties to the amended and restated credit facility. As with the prior facility, the pledges are permitted to be released in the event that our leverage ratio falls below 6.0x for two consecutive fiscal quarters.

We have not made any drawings under the credit facility.

Financial Covenants and Dual Tranche Structure

Unlike our prior facility, the revolving loan commitment under the amended and restated credit facility is divided into two separate tranches: (1) a Revolving Facility A tranche of $385 million and (2) a Revolving Facility B tranche of $190 million. Subject to compliance with the facility’s financial covenants, amounts available for borrowing under Revolving Facility A vary depending on our leverage ratio, with $385 million being available when our leverage ratio is less than 6.5x, $300 million being available when our leverage ratio equals or exceeds 6.5x but is less than 6.75x, $150 million being available when our leverage ratio equals or exceeds 6.75x but is less than 7.0x, and no amounts being available when our leverage ratio equals or exceeds 7.0x. By contrast, the entire amount of Revolving Facility B is available for borrowing at any time that our leverage ratio does not exceed levels ranging from 7.5x to 7.0x (depending on the time period as further described below) and our unsecured interest coverage ratio equals or exceeds 1.5x.

We are subject to different financial covenants depending on whether amounts are borrowed under Revolving Facility A or Revolving Facility B, and we are permitted to convert amounts borrowed under either tranche into amounts borrowed under the other tranche. While the financial covenants applicable under Revolving Facility A are generally comparable to those contained in our prior facility (including covenants for leverage, fixed charge coverage and unsecured interest coverage), the financial covenants applicable to Revolving Facility B are limited to leverage and unsecured interest coverage, and are set at less restrictive levels than the corresponding covenants applicable to Revolving Facility A. As a result of this structure, we have gained flexibility to make and maintain borrowings in circumstances where adverse changes to our financial condition could have prohibited the maintenance of borrowings under the prior facility. Specifically, prior to the end of our third quarter of 2007, we are permitted to make borrowings and maintain amounts outstanding under Revolving Facility B so long as our leverage ratio is not in excess of 7.5x and our unsecured coverage ratio is not less than 1.5x. Thereafter, the maximum leverage ratio applicable to Revolving Facility B is reduced to 7.25x, with a further reduction to 7.0x occurring at the end of our third quarter of 2008. The financial covenants for the Revolving Facility A and Revolving Facility B do not apply when there are no borrowings under the respective tranche. Hence, so long as there are no amounts outstanding we are not in default if we do not satisfy the financial covenants and we do not lose the potential to draw under the amended and restated credit facility in the future if we were ever to come back into compliance with the financial covenants.

Interest and Fees

We pay interest on borrowings under the Revolving Facility A at floating interest rates plus a margin (which, in the case of LIBOR-based borrowings, ranges from 2.00% to 3.00%) that is set with reference to our leverage ratio. Borrowings under Revolving Facility B are subject to a margin that is .5% higher than the corresponding margin applicable to Revolving Facility A borrowings and .75% higher when our leverage ratio is greater than 7.0x. As with the prior facility, to the extent that amounts under the amended and restated credit facility remain unused, we pay a quarterly commitment fee on the unused portion of the loan commitment.

Other Covenants and Events of Acceleration

Our amended and restated credit facility imposes restrictions on customary matters that were also restricted in our prior facility. While such restrictions are generally similar to those contained in our prior facility, we have modified certain covenants to become less restrictive at any time that our leverage ratio falls below 6.0x. In particular, at any time that our leverage ratio is below 6.0x, we will not be subject to limitations on capital expenditures, and the limitations on acquisitions, investments and dividends contained in the amended and restated credit facility will be superseded by the generally less restrictive corresponding covenants in our senior notes indenture.

As with the prior facility, the amended and restated credit facility reflects restrictions on incurrence of debt and the payment of dividends that are generally consistent with the senior notes indenture. These provisions, under certain circumstances, limit debt incurrence to that incurred under the credit facility or in connection with a refinancing, and limit dividend payments to those necessary to maintain Host Marriott’s tax status as a REIT.

Also as with the prior facility, the amended and restated credit facility includes usual and customary events of default for facilities of this nature, and provides that, upon occurrence and continuation of an event of default, payment of all amounts payable under the credit facility may be accelerated, the lenders’ commitments may be terminated and the lenders may foreclose on the collateral. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the credit facility will automatically become due and payable and the lenders’ commitments will automatically terminate.

Existing Relationships with the Lenders

We have ongoing relationships with all of the lenders that are parties to the amended and restated credit facility for which they have received customary fees and expenses. Certain of the lenders provide commercial banking services, including participations in mortgage loans and the provision of cash management services. We have also entered into interest rate swap agreements and other hedging arrangements with certain lenders. Affiliates of certain of the lenders have also acted as underwriters for issuances of our senior notes and equity securities. The Bank of New York also acts as trustee for our senior notes.

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Forward-looking Statements

This discussion includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We identify forward-looking statements in this report by using words or phrases such as “believe,” “expect,” “may be,” “intend,” “predict,” “project,” “plan,” “objective,” “will be,” “should,” “estimate,” or “anticipate,” or similar expressions. Forward-looking statements are based on management’s current expectations and assumptions and are not guarantees of future performance that involve known and unknown risks, uncertainties and other factors which may cause our actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks and uncertainties include those risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2003 and in our other filings with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release updates to any forward-looking statement contained in this report to conform the statement to actual results or changes in our expectations.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.43	Amended and Restated Credit Agreement, dated as of September 10, 2004, among Host Marriott, L.P., Certain Canadian Subsidiaries of Host Marriott, L.P., Deutsche Bank Trust Company Americas, Bank of America, N.A., Citicorp North America, Inc., Société Générale, Calyon New York Branch, and Various Lenders.

10.44	Amended and Restated Pledge and Security Agreement, dated as of September 10, 2004, among Host Marriott, L.P. and the other Pledgors named therein and Deutsche Bank Trust Company Americas, as Pledgee.

10.45	Amended and Restated Subsidiaries Guaranty, dated as of September 10, 2004, by the subsidiaries of Host Marriott, L.P. named as Guarantors therein.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST MARRIOTT CORPORATION

	By:	/S/ LARRY K. HARVEY
Date: September 15, 2004	Name:	Larry K. Harvey
	Title:	Senior Vice President and
Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

10.43	Amended and Restated Credit Agreement, dated as of September 10, 2004, among Host Marriott, L.P., Certain Canadian Subsidiaries of Host Marriott, L.P., Deutsche Bank Trust Company Americas, Bank of America, N.A., Citicorp North America, Inc., Société Générale, Calyon New York Branch, and Various Lenders.

10.44	Amended and Restated Pledge and Security Agreement, dated as of September 10, 2004, among Host Marriott, L.P. and the other Pledgors named therein and Deutsche Bank Trust Company Americas, as Pledgee.

10.45	Amended and Restated Subsidiaries Guaranty, dated as of September 10, 2004, by the subsidiaries of Host Marriott, L.P. named as Guarantors therein.